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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 23, 2001

TO THE STOCKHOLDERS OF WESTAFF, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of stockholders (the "Annual Meeting") of Westaff, Inc. (the "Company"), a Delaware corporation, will be held on May 23, 2001 at 10:00 a.m., local time, at the Company's administrative offices located at 220 N. Wiget Lane, Walnut Creek, California, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

  1.
  To elect two Class II directors to serve for three-year terms and until their successors are elected;

  2.
  To ratify the selection of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending November 3, 2001; and

  3.
  To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Only stockholders of record at the close of business on April 20, 2001 are entitled to notice of and to vote at the Annual Meeting. The stock transfer books will not be closed between the record date and the date of the meeting. All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed Proxy as promptly as possible in the envelope enclosed for your convenience or follow the instructions for Internet or telephone voting. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the time it is voted at the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

Sincerely,

/s/ W. ROBERT STOVER W. Robert Stover Chairman of the Board of Directors, interim President and Chief Executive Officer

April 20, 2001

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE OR FOLLOW THE INSTRUCTIONS FOR INTERNET OR TELEPHONE VOTING ON PAGE 4 OF THE ACCOMPANYING PROXY STATEMENT.

PROXY STATEMENT

TABLE OF CONTENTS

WESTAFF, INC.
301 Lennon Lane
Walnut Creek, California 94598-2453

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 23, 2001

    The enclosed proxy ("Proxy") is solicited on behalf of the Board of Directors of the Company, for use at the Annual Meeting. The Annual Meeting will be held at 10:00 a.m., local time, at the Company's administrative offices located at 220 N. Wiget Lane, Walnut Creek, California. These proxy solicitation materials will be mailed on or about April 23, 2001 to all stockholders entitled to vote at the Annual Meeting.

Voting By Mail

    The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice and are described in more detail in this Proxy Statement. On April 20, 2001, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting, 15,871,204 shares of the Company's common stock, $0.01 par value ("Common Stock"), were issued and outstanding. No shares of the Company's preferred stock were outstanding.

    The presence at the Annual Meeting of a majority, or approximately 7,935,603 shares of Common Stock, either in person or by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes are counted as present for the purpose of determining the presence or absence of a quorum for the transaction of business. Each stockholder is entitled to one vote for each share of Common Stock held by such stockholder on the record date. Directors are elected by a plurality vote. Since votes are cast in favor of or withheld from each nominee, abstentions and broker non-votes therefore will have no effect on the outcome of Proposal One. Proposal Two requires an affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter. Abstentions will have the same effect as negative votes, while broker non-votes are not included in the total number of votes cast on Proposal Two and therefore will not be counted for purposes of determining whether that proposal has been approved. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

    If any stockholder is unable to attend the Annual Meeting, such stockholder may vote by proxy. The enclosed Proxy is solicited by the Board, and, when returned properly completed, will be voted as you direct on your proxy card. Please complete, date and sign your proxy card and mail it as soon as possible in the envelope provided. Voting also may be accomplished electronically or by telephone, as described below. In the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business as may properly come before the Annual Meeting. If no specific instructions are given with respect to matters to be acted upon at the Annual Meeting, shares of Common Stock represented by a properly executed proxy will be voted FOR (i) the election of management's nominees for Director; (ii) the ratification of the selection of Arthur Andersen LLP as the independent public accountants for the Company for fiscal 2001; and (iii) for any other matter or matters which may properly come before the meeting. The Board does not know of any matter that is not referred to herein to be presented for action at the meeting. If any other matters are properly brought before the meeting, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment.

Voting Electronically or By Telephone

    Instead of submitting your vote by mail on the enclosed proxy card, you can vote electronically by submitting your proxy through the Internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank.

    The Internet and telephone voting procedures are designed to authenticate your identity as a Westaff, Inc. stockholder, to allow you to vote your shares and to confirm that your instructions have been properly recorded. The Company has been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders voting by means of the Internet through American Stock Transfer & Trust Company, the Company's transfer agent, should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that may be borne by each individual stockholder.

    Stockholders with shares registered directly in their name in the Company's stock records maintained by American Stock Transfer & Trust Company may vote their shares as follows:

  •
  By submitting their proxy through the Internet at the following address on the World Wide Web: www.voteproxy.com. Please access the web page and follow the on-screen instructions. Have your control number available when you access the web page.

  •
  By making a toll-free telephone call from the United States and Canada to American Stock Transfer & Trust Company at 1-800-PROXIES and following the instructions. Have your control number and the proxy card available when you call.

  •
  By mailing their signed proxy card. Specific instructions to be followed by registered stockholders are set forth on the enclosed proxy card. Proxies submitted through the Internet or by telephone through American Stock Transfer & Trust Company as described above must be received by one o'clock p.m. Eastern Standard Time (E.S.T.) on May 23, 2001.

    A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. That program is different from the program provided by American Stock Transfer & Trust Company for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP Program, you may vote those shares by calling the telephone number which appears on your voting form or through the Internet in accordance with the instructions set forth on the voting form. If you have any questions regarding the proposals or how to execute your vote, please contact American Stock Transfer & Trust Company at (718) 921-8210.

Revocability of Proxies

    You may revoke or change your Proxy at any time before it is voted at the Annual Meeting by filing, with the Secretary of the Company at the Company's principal executive offices, a notice of revocation or another signed Proxy with a later date. You also may revoke your Proxy by attending the Annual Meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must bring to the meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. To revoke a proxy previously submitted electronically through the Internet or by telephone, you simply may vote again at a later date, but before one o'clock p. m. E.S.T. on May 23, 2001, by using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked.

Solicitation

    The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional solicitation materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram, or other means by directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Deadline for Receipt of Stockholder Proposals

    Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2002 Annual Meeting must be received no later than March 20, 2002, in order that they may be included in the proxy statement and form of proxy relating to that meeting. The deadline for submitting a stockholder's proposal that will not be included in the proxy statement and form of proxy for the Company's 2002 Annual Meeting but nonetheless will be eligible for consideration is January 16, 2002. If a stockholder fails to comply with the foregoing notice provisions, the proposal may not be brought before the meeting.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

PROPOSAL ONE—ELECTION OF CLASS II DIRECTORS

General

    The Board of Directors has selected two nominees for Class II directorships. The nominees for directors are Joan C. Stover and Dwight S. Pedersen. Mrs. Stover is presently a director of the Company. Mr. Pedersen is not a director of the Company as of the date of this Proxy Statement, although he has been appointed to serve as a director effective May 1, 2001. The nominees have agreed to serve if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board of Directors to fill the vacancy.

    Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below. In the event that additional persons are nominated, other than by the Board of Directors, for election as Directors, the proxy holders intend to vote all proxies received by them for the nominees listed below and any additional Board of Directors' nominee as described above. The two candidates receiving the highest number of affirmative votes of the shares represented and voting on this particular matter at the Annual Meeting will be elected Class II directors of the Company, to serve their respective three-year terms and until their successors have been elected and qualified.

Business Experience of Directors

Directors to be Elected at the Annual Meeting

    Joan C. Stover, age 72, was appointed as a director of the Company effective March 16, 2001. Previously, Mrs. Stover was a director of the Company from November 1, 1968 until September 13, 1994 while it was privately held. Mrs. Stover is neither employed by the Company nor possesses any relevant business experience. Her profession is that of a homemaker. She is a graduate of the University of Oregon. Her husband, W. Robert Stover, is Chairman of the Board, interim President and Chief Executive Officer of the Company.

    Dwight S. Pedersen, age 56, has been appointed as a director of the Company effective May 1, 2001. He is currently Executive Vice President of Pinkertons Inc., where he has been employed since January 1, 2000. His prior employment was with American Protective Services, Inc. for twenty-six years, having started as its first Controller in 1974. After a series of promotions, including service as Vice President—Finance, Senior Vice President and Executive Vice President of that company, he was named its President and a director in 1988 and he became its Chief Executive Officer in 1992. His previous work history includes approximately four years with Wolf & Co., an accounting firm. He is a certified public accountant on inactive status.

Directors Whose Terms Extend Beyond the Annual Meeting

    W. Robert Stover, age 79, founded the Company in 1948 and has been continuously involved in the management of the Company since that time. Since the Company's incorporation in 1954, Mr. Stover has held the position of Chairman of the Board. From 1954 to 1985, Mr. Stover served as President of the Company, and from 1985 to the end of calendar year 1998 as Chief Executive Officer. Mr. Stover is currently interim President and Chief Executive Officer.

    Jack D. Samuelson, age 76, has been a director of the Company since March 1995. Mr. Samuelson co-founded Samuelson Brothers in 1957 to engage in general construction and commercial real estate development. Mr. Samuelson has been President and Chairman of the Board of Samuelson Brothers from incorporation to the present. Samuelson Brothers sold its construction business in 1979 and since then has continued to develop industrial and commercial real estate, with headquarters in Los Angeles and partnerships in a number of cities.

    Gilbert L. Sheffield, age 71, has been a director of the Company since March 1995. He has served in a number of capacities in the telecommunications industry, most recently as the President, Chief Executive Officer and a director of PacTel Communications Companies from 1987 to 1990. Mr. Sheffield began his career in 1953 with Pacific Telephone and Telegraph, where he was employed until 1969, when he was appointed the first Director of the California Department of Human Resources Development. In 1971, Mr. Sheffield returned to Pacific Telephone and Telegraph, from which he retired in 1984 as Executive Vice President of Operations. Following two years in the real estate investment business, he returned to Pacific Telesis in 1986 as Executive Vice President and Chief Operating Officer of PacTel Corporation. Mr. Sheffield is now retired.

    The Company's bylaws authorize the Board of Directors to fix the number of directors by resolution. The number is currently fixed at six. The Company's Board of Directors is divided into three classes, designated Class I, Class II and Class III, with each class having a three-year term. Following the Company's Initial Public Offering, on April 30, 1996 (the "Offering"), Jack D. Samuelson and Gilbert L. Sheffield were appointed to serve in Class I, Michael K. Phippen and Paul A. Norberg were appointed to serve in Class II and W. Robert Stover and Harvey L. Maslin were appointed to serve in Class III. The initial directors in each class were to hold office for terms of one year, two years and three years, respectively. Thereafter each class will serve a three-year term.

    At the 2000 Annual Meeting, Messrs. Samuelson and Sheffield were elected to serve their respective three-year terms. At the 1999 Annual Meeting, Mr. Stover was elected to serve his three-year term. There is one vacancy in Class III because Mr. Maslin resigned his directorship in the first quarter of fiscal 1998 and the resulting vacancy has not been filled. At the 1998 Annual Meeting, Messrs. Phippen and Norberg were elected to serve their respective three-year terms. Mr. Phippen resigned his directorship in the third quarter of fiscal 2000 and Mr. Norberg resigned his directorship upon his retirement from the Company effective December 31, 2000. Due to Mr. Norberg's resignation, the Board was lacking a quorum. With the appointment of Mrs. Stover on March 16, 2001, a quorum was reestablished. Mr. Pedersen's appointment effective May 1, 2001 fills the vacancy resulting from Mr. Phippen's resignation. There are no family relationships among executive officers or directors of the Company other than that of Mr. and Mrs. Stover.

Board Meetings and Committees

    During fiscal 2000, the Board of Directors held six meetings including five regularly scheduled meetings, consisting of four quarterly meetings and a meeting on the same day as the Annual Meeting, and one special telephonic meeting, and acted by unanimous written consent on five occasions. The Board of Directors has an Audit Committee, a Compensation Committee and a Strategic Planning Committee. Of the current directors, Messrs. Stover, Sheffield and Samuelson served throughout fiscal 2000 and each of them attended (i) all meetings of the Board and (ii) all meetings held by committees on which he served during fiscal 2000. As for the former directors, Messrs. Phippen and Norberg attended (i) all meetings of the Board and (ii) all meetings held by committees on which they served while they were employed by the Company during fiscal 2000, except that Mr. Phippen did not attend the Board meeting on May 3, 2000, the effective date of his resignation.

    The Audit Committee currently consists of three directors, W. Robert Stover, Gilbert L. Sheffield and Jack D. Samuelson, and Mr. Samuelson is its Chairman. The Board of Directors intends to appoint Mr. Pedersen to the Audit Committee following his election to the Board, and that appointment is expected to occur no later than June 14, 2001. The Committee's duties include reviewing internal financial information, monitoring cash flow, budget variances and credit arrangements, reviewing the internal controls audit program of the Company, reviewing with the Company's independent accountants the results of all audits upon their completion, annually selecting and recommending independent accountants, overseeing the quarterly unaudited reporting process and taking such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Audit Committee held four meetings during fiscal 2000.

    The Compensation Committee currently consists of three directors, W. Robert Stover, Gilbert L. Sheffield and Jack D. Samuelson. Mr. Sheffield is its Chairman. The Compensation Committee has the exclusive authority to administer the Company's 1996 Stock Option/Stock Issuance Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan. The Primary Committee of the Compensation Committee administers the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 Insiders, and the Secondary Committee of the Compensation Committee administers the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders. In addition, the Compensation Committee is responsible for providing recommendations to the Board of Directors concerning compensation levels for the Company's senior executive officers and working with senior executive officers on benefit and compensation programs for Company employees, including matters related to participation in profit sharing, bonus plans and stock option plans and preparing reports to the extent necessary to comply with applicable disclosure requirements established by the Securities and Exchange Commission or other regulatory bodies. The Compensation Committee held three meetings during fiscal 2000.

    The Strategic Planning Committee currently consists of three directors, W. Robert Stover, Gilbert L. Sheffield and Jack D. Samuelson. Mr. Stover is its Chairman. There is a vacancy on the committee due to the resignation of Mr. Phippen. The Committee is responsible for evaluating the Company's business plans and future business including, but not limited to, the evaluation of potential acquisitions and new business opportunities. The Strategic Planning Committee held one meeting during fiscal 2000.

    The Board of Directors established a Special Negotiating Committee on December 14, 1999 consisting of the directors of the Company who are non-members of, and independent from management, Gilbert L. Sheffield and Jack D. Samuelson, to consider proposals involving the acquisition of all or a substantial portion of the Company from third parties and other strategic alternatives for the Company. The Special Negotiating Committee held five meetings and eight special telephonic meetings during fiscal 2000. Those meetings were focused on the management-led recapitalization transaction that was cancelled in May 2000.

Directors' Compensation

    Non-employee Board members each received an annual fee of $15,000 for service on the Board in fiscal 2000 and an additional fee of $1,000 for each meeting attended in person and $500 for each telephonic meeting attended, if called by the Chairman of the Board or an employee Board member. Non-employee Board members also were reimbursed for their reasonable expenses incurred in connection with attending Board meetings. The Company anticipates no increase in directors' compensation during fiscal 2001, but it could increase such compensation should circumstances warrant an increase. Due to the on-going search for a successor Chief Executive Officer, the non-employee Board members who are actively participating in the candidate interviews are being compensated as though they were attending a committee meeting, such that they are entitled to a fee of $1,000 for each day of interview time and a fee of $500 per telephonic interview.

    Members of the Special Negotiating Committee receive additional compensation for their services. The Board set the compensation of the Special Negotiating Committee at $40,000 per member, payable in a lump sum by the end of the first week of January 2000. To the extent members spent in excess of 200 hours on matters relating to the activities of the Special Committee, they were to be paid at the rate of $200 per hour twice per month with respect to such time; however, no such additional hourly compensation was requested nor paid to them in fiscal 2000.

    In addition, non-employee Board members are eligible to receive periodic option grants under the Automatic Option Grant Program in effect under the Company's 1996 Stock Option/Stock Issuance Plan. Under the Automatic Option Grant Program, each individual who subsequently joins the Board as a non-employee director will receive an option grant at that time, provided such individual has not previously been in the Company's employ. In addition, due to a three-for-two stock split effected in the form of a stock dividend on May 29, 1998 to shareholders of record on May 18, 1998 (the "Stock Split"), at each annual stockholders' meeting each individual who continues to serve as a non-employee Board member presently is entitled to an option grant for 3,000 shares with an exercise price equal to the fair market value of the option shares on the grant date, provided such individual has served as a Board member for at least six months. The employee Board members had approved an increase to double the original number of such shares from 1,000 to 2,000 pre-split shares, beginning with the 1998 Annual Meeting, and this matter was approved by the stockholders at that meeting.

    Each automatic option grant will have a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. The option will become exercisable for all the option shares upon the optionee's completion of one year of Board service measured from the grant date. However, the option will become immediately exercisable for all the option shares should the optionee cease Board service by reason of death or disability or should the Company be acquired by merger or asset sale during the period of the optionee's service on the Board.

    Pursuant to the terms of the Automatic Option Grant Program, Messrs. Sheffield and Samuelson, the two individuals serving as non-employee Board members at the time of the Offering, each received an option grant for 1,500 shares with an exercise price of $9.33 per share (based on the original $14.00 per share price at which the Common Stock was sold in the Offering and adjusted for the Stock Split). As of the Company's first Annual Meeting on April 15, 1997, Messrs. Sheffield and Samuelson each also received an automatic option grant for 1,500 shares with an exercise price of $6.08 per share (based on the closing selling price of the Company's Common Stock on that date and adjusted for the Stock Split), due to their continuing service as non-employee directors. In addition, as of the Company's second Annual Meeting on March 26, 1998, Messrs. Sheffield and Samuelson each also received an automatic option grant for 3,000 shares with an exercise price of $16.17 per share (based on the closing selling price of the Company's Common Stock on that date and adjusted for the Stock Split). Moreover, as of the Company's third Annual Meeting on March 30, 1999, Messrs. Sheffield and Samuelson each received an automatic option grant for 3,000 shares with an exercise price of $6.00 per share, and as of the Company's fourth Annual Meeting on June 20, 2000, they each received an automatic option grant for 3,000 shares with an exercise price of $3.94 per share (based on the closing selling price of the Company's Common Stock on those dates).

    In addition to the foregoing option grants, Messrs. Sheffield and Samuelson were each granted special options on November 1, 1996 to purchase 2,250 option shares with an exercise price of $9.50 per share (based on the closing selling price of the Company's Common Stock on that date and adjusted for the Stock Split). Each of these options has a maximum term of ten years measured from the grant date, subject to earlier termination following the optionee's cessation of Board service. The options became exercisable for all the option shares on October 31, 1997 following the optionees' completion of one year of Board service measured from the grant date.

    Mrs. Stover has waived directors' compensation for her service on the Board, including the meeting and committee fees and stock option grants.

The Board of Directors Recommends that the Stockholders Vote FOR the
Election of Mrs. Stover and Mr. Pedersen as Class II Directors of the Company.

PROPOSAL TWO—RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has appointed the firm of Arthur Andersen LLP, independent public accountants for the Company during fiscal 2001, and is asking the stockholders to ratify this appointment. Arthur Andersen LLP served as the Company's principal independent public accountants for fiscal 2000 and fiscal 1999. The affirmative vote of a majority of the shares represented and voting at the Annual Meeting is required to ratify the selection of Arthur Andersen LLP.

    Prior to fiscal 1999, PricewaterhouseCoopers LLP served as the Company's independent public accountants. After the Audit Committee of the Company's Board of Directors initiated a process of screening accounting firms based on responses to a request for proposal, PricewaterhouseCoopers LLP resigned on May 20, 1999. On July 14, 1999, following the completion of this selection process, the Company selected Arthur Andersen LLP as the Company's independent accountants. Arthur Andersen LLP accepted the engagement on August 18, 1999.

    For the Company's two fiscal years ended November 1, 1997 and October 31, 1998 and the subsequent interim period prior to its engagement of Arthur Andersen LLP, neither the Company nor anyone acting on its behalf consulted with Arthur Andersen LLP regarding application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and no written report or oral advice was provided to the Company that the new accountants concluded was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues. The Company never consulted with Arthur Andersen LLP prior to its engagement concerning any disagreement or reportable event, as those terms are defined in Item 304(a) of Securities and Exchange Commission Regulation S-K.

    For the Company's fiscal years ended October 30, 1999 and October 28, 2000, there were no disagreements with its accountants on accounting and financial disclosure.

    In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the selection is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its stockholders.

    A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

The Board of Directors Recommends that the Stockholders Vote FOR the
Ratification of the Selection of Arthur Andersen LLP to Serve as
the Company's Independent Public Accountants for Fiscal 2001.

OTHER MATTERS

    The Company knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

OWNERSHIP OF SECURITIES

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock for (i) all persons who are beneficial owners of five percent (5%) or more of the outstanding shares of the Company's Common Stock, (ii) each director of the Company, (iii) the Company's Chief Executive Officer and the four other most highly paid executive officers as of the fiscal year ended October 28, 2000, and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable. The information set forth in this table below is current as of April 20, 2001, except for Messrs. Phippen, Norberg, Picco and Ehresman, who were not employed by the Company on that date and for whom the information provided is as of the most recent practicable date.

Name	Number of Shares (#)(1)	Percent (%)(2)
W. Robert Stover(3)	7,035,166	44.33
Joan C. Stover(4) c/o Westaff, Inc. 301 Lennon Lane Walnut Creek, CA 94598	3,416,107	21.52
Michael K. Phippen(5)	58,165	†
Paul A. Norberg(6)	12,506	†
Dirk A. Sodestrom(7)	48,457	*
Jack D. Samuelson(8)	32,250	*
Gilbert L. Sheffield(9)	23,250	*
Joseph R. Coute(10)	10,085	*
Robin A. Herman(11)	25,437	*
Ronald C. Picco(12)	3,731	†
Michael W. Ehresman(13)	—	†
All executive officers and directors as a group (7 persons)(14)	7,174,645	45.21

*
Less than one percent (1%)

†
Not applicable at April 20, 2001 due to cessation of employment.

(1)
To the Company's knowledge, except as indicated in the footnotes to this table and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock indicated opposite such person's name.

(2)
Based on 15,871,204 shares of Common Stock outstanding at April 20, 2001. Shares of Common Stock subject to options, warrants and convertible notes and other purchase rights currently exercisable or convertible, or exercisable or convertible within 60 days of April 20, 2001 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not deemed outstanding for computing the percentage of any other person or entity.

(3)
Includes 3,416,107 shares of Common Stock held by W. Robert Stover and Joan C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. and Mrs. Stover. Includes 65,000 shares of Common Stock contributed to the Stover Charitable Remainder Unitrust dated 11/1/94 of which Mr. Stover is a Co-Trustee. Includes 3,005,061 shares of Common Stock contributed to the Stover 1999 Charitable Remainder Unitrust dated 4/21/99 of which Mr. Stover is Co-Trustee. Includes 548,998 shares of Common Stock contributed to the Stover Charitable Lead Annuity Trust as to which Mr. Stover has voting power, but has disclaimed beneficial ownership. Does not include 2,574,741 shares of Common Stock owned by the Stover Foundation, a California nonprofit religious corporation (the "Foundation") as to which Mr. Stover has shared voting power.

(4)
Includes 3,416,107 shares of Common Stock held by W. Robert Stover and Joan C. Stover as Co-Trustees of the Stover Revocable Trust dated 11/16/88, as amended, the beneficial ownership of which may be attributable to each of Mr. and Mrs. Stover.

(5)
Includes shares of Common Stock held by Mr. Phippen as of the date of his employment termination on May 3, 2000. Does not include options to purchase 196,875 shares of Common Stock held by Mr. Phippen under the 1996 Stock Option/Stock Issuance Plan which were cancelled as of August 3, 2000.

(6)
Includes shares of Common Stock held by Mr. Norberg as of the date of his retirement effective December 31, 2000. Does not include options to purchase 102,187 shares of Common Stock held by Mr. Norberg under the 1996 Stock Option/Stock Issuance Plan which were cancelled as of March 31, 2001.

(7)
Includes options to purchase 28,796 shares of Common Stock held by Mr. Sodestrom, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

(8)
Includes options to purchase 11,250 shares of Common Stock held by Mr. Samuelson, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

(9)
Includes options to purchase 11,250 shares of Common Stock held by Mr. Sheffield, which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan.

(10)
Includes option to purchase 7,500 shares of Common Stock held by Mr. Coute under the 1996 Stock Option/Stock Issuance Plan.

(11)
Includes option to purchase 25,437 shares of Common Stock held by Ms. Herman under the 1996 Stock Option/Stock Issuance Plan.

(12)
Includes shares of Common Stock held by Mr. Picco as of the date of his employment termination on May 25, 2000. Does not include options to purchase 19,218 shares of Common Stock held by Mr. Picco under the 1996 Stock Option/Stock Issuance Plan which were cancelled as of August 25, 2000.

(13)
Mr. Ehresman owned no shares of Common Stock as of the date of his employment termination on September 7, 2000. Does not include options to purchase 25,281 shares of Common Stock held by Mr. Ehresman under the 1996 Stock Option/Stock Issuance Plan which were cancelled as of December 7, 2000.

(14)
Includes options to purchase 84,233 shares of Common Stock which are immediately exercisable under the 1996 Stock Option/Stock Issuance Plan. Does not include Messrs. Phippen, Norberg, Picco and Ehresman due to cessation of employment.

WESTAFF, INC.
COMPENSATION COMMITTEE
OF THE
BOARD OF DIRECTORS

EXECUTIVE COMPENSATION REPORT

    The Compensation Committee was formed on March 9, 1995 in anticipation of the Company's initial public offering on April 30, 1996. It consists of three Board members, namely, W. Robert Stover, Gilbert L. Sheffield and Jack D. Samuelson. Mr. Stover is Chairman of the Board, and he has served as interim President and Chief Executive Officer since May 3, 2000, when the Company's then President and Chief Executive Officer, Michael K. Phippen, resigned following the termination of a recapitalization agreement that was a management-led buyout transaction. Mr. Stover plans to serve as interim President and Chief Executive Officer until a suitable successor is hired.

    Messrs. Sheffield and Samuelson are neither officers nor employees of the Company. Mr. Sheffield is presently the Chairman of the Compensation Committee. The Compensation Committee retained Korn/Ferry International ("Korn/Ferry") in October 2000 for the purpose of conducting the search for a new Chief Executive Officer. Before engaging Korn/Ferry, the Compensation Committee had been conducting the search.

    It is the duty of the Compensation Committee to review and establish the compensation of executive officers of the Company, including base salary, participation in profit sharing, bonus and other cash incentive plans, subject to ratification by the Board. During fiscal 2000, the Compensation Committee also had the exclusive authority to administer the Company's 1996 Stock Option/Stock Issuance Plan (the "Plan") under which grants may be made to such officers. With respect to administration of the Plan, the Compensation Committee has a Primary Committee and a Secondary Committee.

    The Primary Committee consists of two (2) or more non-employee members of the Board who have sole and exclusive authority to administer the Discretionary Option Grant, the Automatic Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Section 16 Insiders are officers or directors of the Company subject to the short-swing profit liabilities of Section 16 of the 1934 Act, as amended from time to time. The Primary Committee is constituted in such a manner as to satisfy all applicable laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the 1934 Act in accordance with Rule 16b-3. Messrs. Sheffield and Samuelson serve on the Primary Committee.

    The Secondary Committee consists of two or more members of the Board who administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders. Messrs. Sheffield and Samuelson serve with Mr. Stover on the Secondary Committee.

    Members of the Primary and Secondary Committees serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary and Secondary Committees and reassume all powers and authority previously delegated to such committee.

General Compensation Policy

    The fundamental policy of the Compensation Committee is to offer the Company's executive officers competitive compensation opportunities based upon their personal performance and their contribution to the financial success of the Company. To achieve this policy, a substantial portion of each executive officer's total annual compensation is made contingent upon the achievement of designated financial and performance goals. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which is designed primarily to be competitive with base salary levels in effect both at companies within the temporary staffing industry that are of comparable size to the Company and at companies outside of such industry with which the Company competes for executive talent; (ii) annual bonuses payable in cash and tied to the Company's attainment of financial milestones based on criteria established by the Compensation Committee; and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an employee's level of responsibility and accountability within the Company increases over time, a greater portion of his or her total compensation is intended to be dependent upon the Company's performance and stock price appreciation rather than upon base salary.

    Factors.  The principal factors considered by the Compensation Committee in establishing the components of each executive officer's compensation package for fiscal 2000 are summarized below. However, the Compensation Committee may in its discretion apply entirely different factors, particularly different measures of financial performance, in setting executive compensation for future fiscal years.

    Base Salary.  The base salary for each executive officer is determined on the basis of internal comparability considerations and the base salary levels in effect for comparable positions at the Company's principal competitors, both within and outside the temporary staffing industry. The base salary level for executive officers is generally at a level determined for such individuals on the basis of the external salary data of temporary staffing service companies within the same geographic area and with small to medium market capitalization. This group of companies is less inclusive than the temporary staffing index in the performance graph included in the Company's Proxy Statement for purposes of comparing the stock price performance of the Company's Common Stock. However, the Company believes this smaller group of companies gives a more accurate indication of the market for executive services in which the Company competes. Salaries are reviewed on an annual basis, and discretionary adjustments to each executive officer's base salary are based upon individual performance and salary increases paid by the Company's competitors. The Compensation Committee sets the base salaries of the Chairman of the Board and the Chief Executive Officer and the committee reviews the salaries of the other corporate officers who are members of the senior management team.

    Annual Incentive Compensation.  An annual bonus may be earned by selected executive officers, except the Chairman of the Board, based upon their participating interest in a bonus pool tied to Company performance. Each officer's participating interest is determined by the Compensation Committee at the start of the fiscal year and may vary from year to year. The bonus pool for fiscal 2000 was based on the Company Stock Value Increase. For such purpose, the Company Stock Value Increase was defined as the percentage increase in the average closing price of the Company's Common Stock for the month of October 2000 compared to the average closing price of the Company's Common Stock for the month of October 1999. The average closing price was determined by adding the actual closing price of the Company's Common Stock for each day the stock traded during the month of October and dividing that total by the number of days the stock traded in October.

    For fiscal 2000, the terms and conditions of the executive bonus plan were the same as in the fiscal 1999 executive bonus plan. All bonus payments under the fiscal 2000 executive bonus plan were to be included as an expense in determining net income. For all participants selected by the Compensation Committee, if the Company Stock Value Increase was at least 30%, the bonus would be 10% of base salary at the start of the fiscal 2000; if the Company Stock Value Increase was at least 45%, the bonus would be 25% of base salary at the start of the fiscal 2000; and if the Company Stock Value Increase was at least 60%, the bonus would be 50% of base salary at the start of the fiscal 2000. For fiscal 2000, no specific personal performance goals were established for the executive officers as a condition to their participation in the bonus pool; however, no bonus payout was to be made to any officer unless his or her performance for the fiscal year was considered to be at a satisfactory level. Executive officers of the Company who were no longer employed by the Company at the end of fiscal 2000 were not eligible for a bonus under the executive bonus plan. Typically, the Compensation Committee reviews the performance of the President and Chief Executive Officer, and the President and Chief Executive Officer reviews the performance of the officers who report to him, including the Chief Financial Officer, and makes his recommendations to the Compensation Committee. The Compensation Committee delegates to those senior executive officers the authority to review the performances of the other corporate officers and key employees who report to them directly. However, Mr. Stover did not request, nor did the Compensation Committee offer him, an opportunity to participate in the fiscal 2000 executive bonus plan when he assumed the position of interim President and Chief Executive Officer. Following the termination of the recapitalization agreement, Mr. Stover reviewed the performance of the Executive Vice President and Chief Financial Officer, eliminated one executive officer position and reviewed the performance of the remaining executive officers. Salary increases for such executive officers in fiscal 2000 were authorized, at Mr. Stover's discretion, under these circumstances. For fiscal 2000, no executive bonuses were paid.

    For fiscal 2001, the Compensation Committee discussed whether, and on what terms and conditions, to establish an executive bonus plan and its consensus was to defer its deliberations, pending the search for the successor Chief Executive Officer. The Compensation Committee will resume its discussion at its discretion, will determine whether or not to establish an executive bonus program for fiscal 2001, to designate the executive officers eligible to participate in the program, to specify what percentage of the bonus pool each of the participants may earn, and to determine the eligibility criteria for participation.

    Long-Term Incentive Compensation.  Option grants are intended to align the interests of each executive officer with those of the Company's stockholders and to provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee has the discretion to set the option exercise price and the vesting schedule for option grants. The Compensation Committee determines the size of the option grant according to each executive's position within the Company and sets a level it considers appropriate to create a meaningful opportunity for stock ownership. In addition, the Compensation Committee takes into account an individual's level of responsibility and opportunity to influence the Company's financial results, comparable awards made to individuals in similar positions within the industry, and the number of unvested options held by each individual at the time of the new grant. The relative weight given to each of these factors varies among individuals and is at the Compensation Committee's discretion.

    Each option grant allows the officer to acquire shares of the Company's Common Stock at a fixed price per share (typically the closing market price on the date of grant) over a specified period of time (up to ten years). The options generally vest in installments over a four-year period, contingent upon the executive officer's continued employment with the Company. The options generally become exercisable with respect to twenty-five percent (25%) of the option shares upon the optionee's completion of one year of service measured from the vesting commencement date and the balance in 36 successive monthly installments upon the optionee's completion of each month of service over the 36-month period measured from the first anniversary of the vesting commencement date. Accordingly, the option will provide a return to the executive officer only if the executive officer remains employed by the Company for one or more years during which the option vests, and then only if the market price of the underlying shares appreciates over the option term.

    Tax Limitation.  As a result of federal tax legislation enacted in 1993, a publicly-held company such as Westaff, Inc. will not be allowed a federal income tax deduction for compensation paid to the executive officers named in the Summary Compensation Table to the extent that compensation exceeds one million dollars ($1,000,000) per officer unless it qualifies for an exemption. The compensation paid to the Company's executive officers for fiscal 2000 did not exceed the one million dollar limit per officer, nor is the compensation to be paid to the Company's executive officers for fiscal 2001 expected to reach that level. Nevertheless, if the compensation payable to any of the Company executive officers were to reach the one million dollar limitation in fiscal 2001 or future fiscal years, the Company will continue to enjoy an exemption because the Plan was amended and restated with shareholder approval as of the Annual Meeting held on June 20, 2000 with respect to option grants, stock appreciation rights or direct stock issuances that are intended to qualify as performance-based compensation to any covered employee under Section 162(m)(3) of the Internal Revenue Code of 1986, as amended. Unless otherwise required by law, the Compensation Committee therefore will not be required to limit or restructure the elements of compensation payable to the Company's executive officer in the foreseeable future.

Compensation of the Chief Executive Officer

    Mr. Stover's annual salary was increased to $375,000 effective May 3, 2000 due to his having assumed the position of interim President and Chief Executive Officer as of that date in addition to his continuing role as Chairman of the Board. Otherwise, the employment agreement he entered into with the Company effective January 1, 1999 remains in effect, including payment of office relocation expenses for suitable offsite leased premises, payment of monthly office rent as well as all related expenses. The Compensation Committee did not award a cash bonus to Mr. Stover for fiscal 2000, despite his efforts and contributions to the continuing operations of the Company. The Committee granted no option shares to Mr. Stover during fiscal 2000 since he is a principal shareholder of the Company.

COMPENSATION COMMITTEE
Gilbert L. Sheffield, Chairman of Compensation Committee
Jack D. Samuelson, Member of Compensation Committee
W. Robert Stover, Member of Compensation Committee

EXECUTIVE COMPENSATION

Summary Compensation Table

    The following table sets forth the compensation earned by all individuals serving as the Company's Chief Executive Officer or acting in a similar capacity during fiscal 2000, the four other highest-paid executive officers who were serving at the end of fiscal 2000 whose salary and bonus for fiscal 2000 was in excess of $100,000, and two individuals for whom disclosure would have been provided but for the fact that they were not serving as executive officers at the end of fiscal 2000, for services rendered in all capacities to the Company and its subsidiaries for each of the last three fiscal years. No executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for fiscal 2000 has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the table collectively will be referred to as the "Named Officers."

Long-Term Compensation Securities Underlying Options (#)(1)(4)
Annual Compensation
Name And Principal Position	Year	Salary ($)	Bonus ($)		All Other Compensation ($)(5)(6)(7)
W. Robert Stover Chairman of the Board of Directors, interim President and Chief Executive Officer(2)	2000 1999 1998	221,538 104,616 250,000	— — —	— — —	5,608 2,619 6,036
Michael K. Phippen President, Chief Executive Officer and Director(3)	2000 1999 1998	287,686 365,398 250,000	— — 250,000	100,000 — 175,000	4,961 9,161 12,874
Paul A. Norberg Executive Vice President, Chief Financial Officer and Director(8)	2000 1999 1998	223,461 215,000 193,270	— — 95,000	— — 15,000	5,892 5,401 7,521
Dirk A. Sodestrom Senior Vice President and Controller(9)	2000 1999 1998	165,000 150,000 140,769	— — 67,500	15,000 — 18,750	1,098 776 1,063
Robin A. Herman Senior Vice President, General Counsel and Secretary	2000 1999 1998	143,461 137,077 125,769	— — 60,000	— — 15,000	3,834 3,702 976
Joseph R. Coute Vice President and Director of Human Resources	2000 1999 1998	103,461 97,923 91,540	— — 42,500	— — —	1,763 669 194
Ronald C. Picco Senior Vice President, Operations(10)	2000 1999 1998	140,948 200,000 178,462	— — 82,500	— — 18,750	765 1,026 1,323
Michael W. Ehresman Senior Vice President and Treasurer(11)	2000 1999 1998	139,699 150,000 140,769	— — 67,500	— — 18,750	3,644 3,776 5,218

(1)
Long-term compensation has not been included in the table because such information is not applicable.

(2)
Mr. Stover relinquished the Chief Executive Officer title effective December 31, 1998. He assumed the title of interim President and Chief Executive Officer effective May 3, 2000.

(3)
Mr. Phippen became President and Chief Executive Officer on January 1, 1999. His resignation was accepted on May 3, 2000 and made effective that date.

(4)
Adjusted for a three-for-two stock split effected in the form of a stock dividend on May 29, 1998 to shareholders of record on May 18, 1998 (the "Stock Split").

(5)
All other compensation for fiscal 1998 includes employer matching contributions under the Westaff Deferred Savings Plan for fiscal 1998, the first year in which such contributions were made. The matching contributions for fiscal 1998 were 25% of the first ten percent of the participant's contribution to the plan, and were equal to $6,010 for Mr. Stover, $12,848 for Mr. Phippen, $7,495 for Mr. Norberg, $1,039 for Mr. Sodestrom, $701 for Ms. Herman, zero for Mr. Coute, $1,297 for Mr. Picco and $5,194 for Mr. Ehresman. Also includes employer's portion of group term life insurance premium (per month) in the amount of $26 each for Messrs. Stover, Phippen, Picco and Norberg, $24 each for Messrs. Sodestrom and Ehresman, $23 for Ms. Herman and $16 for Mr. Coute. Employer's portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000.

(6)
All other compensation for fiscal 1999 includes employer matching contributions under the Westaff Deferred Savings Plan for fiscal 1999, the second year in which such contributions were made. The matching contributions for fiscal 1999 again were 25% of the first ten percent of the participant's contribution to the plan, and were equal to $2,615 for Mr. Stover, $9,135 for Mr. Phippen, $5,375 for Mr. Norberg, $750 for Mr. Sodestrom, $3,427 for Ms. Herman, $475 for Mr. Coute, $1,000 for Mr. Picco and $3,750 for Mr. Ehresman. Also includes employer's portion of group term life insurance premium (per month) in the amount of $4 for Mr. Stover and $26 each for Messrs. Phippen, Norberg, Sodestrom, Picco and Ehresman, $23 for Ms. Herman and $16 for Mr. Coute. Employer's portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000 except for Mr. Stover whose maximum was $23,000.

(7)
All other compensation for fiscal 2000 includes employer matching contributions under the Westaff Deferred Savings Plan for fiscal 2000, the third year in which such contributions were made. The matching contributions for fiscal 2000 again were 25% of the first ten percent of the participant's contribution to the plan, and were equal to $5,539 for Mr. Stover, $4,796 for Mr. Phippen, $5,586 for Mr. Norberg, $792 for Mr. Sodestrom, $3,544 for Ms. Herman, $1,552 for Mr. Coute, $577 for Mr. Picco and $3,373 for Mr. Ehresman. Also includes employer's portion of group term life insurance premium (per month) in the amount of $6 for Mr. Stover, $26 each for Messrs. Phippen, Norberg, Sodestrom, Picco and Ehresman, $23 for Ms. Herman, and $16 for Mr. Coute. Employer's portion was 17 cents per $1,000 of coverage and allowed coverage was one times base salary up to a maximum of $150,000 except for Mr. Stover whose maximum was $45,000.

(8)
Mr. Norberg retired effective December 31, 2000.

(9)
Mr. Sodestrom was named Chief Financial Officer effective January 1, 2001.

(10)
Mr. Picco is no longer with the Company. His employment concluded on May 25, 2000.

(11)
Mr. Ehresman resigned effective September 7, 2000.

Option Grants in Last Fiscal Year

    There were two stock option grants made during fiscal 2000 under the Company's 1996 Stock Option/Stock Issuance Plan to the Named Officers. The table below sets forth information with respect to such option grants. No stock appreciation rights were granted to the Named Officers during such fiscal year.

		Individual Grants(1)(2)
		Percent Of Total Options/Sars Granted To Employees In Fiscal Year (%)(3)			Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term(5)
	Number Of Securities Underlying Options/Sars Granted (#)
			Exercise Price Or Base Price ($/Sh)
				Expiration Date
Name					5% ($)	10% ($)
Michael K. Phippen(4)	100,000	86.96%	9.3125	10/31/09	453,310	1,273,431
Dirk A. Sodestrom	15,000	13.04%	3.750	08/31/10	35,375	89,648

(1)
Granted after the Stock Split.

(2)
Options granted under the Company's 1996 Stock Option/Stock Issuance Plan have a maximum ten-year term measured from the date of grant. Such options generally vest over a four-year period. Generally, they become exercisable for 25% of the option shares commencing upon the optionee's completion of one year of service measured from the vesting commencement date and the balance in a series of 36 successive monthly installments upon the optionee's completion of each additional month of service over the 36-month period measured from the first anniversary of the vesting commencement date. The exercise price per share generally is the closing selling price of the Company's Common Stock on the date of grant. The 1996 Stock Option/Stock Issuance Plan provides for the automatic acceleration of vesting of all outstanding options (such that they become exercisable in full) in the event of a "change of control", as defined in the 1996 Stock Option/Stock Issuance Plan.

(3)
Based on options to purchase an aggregate of 115,000 shares granted to employees during fiscal 2000 under the 1996 Stock Option/Stock Issuance Plan.

(4)
Under this option grant to Mr. Phippen, the exercise price was the average of the fair market value on the first and last trading days of the fiscal year for which it was granted. The option was to have become exercisable on October 30, 2002, but it has been cancelled due to Mr. Phippen's resignation effective May 3, 2000.

(5)
Potential realizable value is based on an assumption that the stock price appreciates at the annual rates shown (compounded annually) from the date of grant until the end of the ten-year option term. These numbers are calculated based on requirements promulgated by the SEC and do not reflect the Company's estimate of its future stock price.

Aggregate Option Exercises and Fiscal Year End Values

    None of the Named Officers exercised an option during fiscal 2000. The table below sets forth information with respect to the unexercised options held by the Named Officers as of the end of fiscal 2000. No stock appreciation rights were exercised during fiscal 2000, and no stock appreciation rights were outstanding at the end of fiscal 2000.

			Number Of Securities Underlying Unexercised Options At Fiscal Year End (#)(1)
					Value Of Unexercised In-The-Money Options At Fiscal Year End ($)(1)(2)
	Shares Acquired On Exercise (#)
		Value Realized ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
W. Robert Stover	—	—	—	—	—	—
Michael K. Phippen	—	—	—	—	—	—
Paul A. Norberg	—	—	100,937	4,063	—	—
Dirk A. Sodestrom	—	—	25,671	20,079	—	—
Robin A. Herman	—	—	22,937	4,063	—	—
Joseph R. Coute	—	—	6,406	1,094	—	—
Ronald C. Picco	—	—	—	—	—	—
Michael W. Ehresman	—	—	25,281	—	—	—

(1)
Adjusted for the Stock Split or granted after the Stock Split. Options are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option. Options are "out-of-the-money" if the exercise price of the option exceeds the fair market value of the underlying securities.

(2)
Calculated by determining the difference between the fair market value of the securities underlying the in-the-money options at October 28, 2000 (based on the closing price of $3.4375 for the Company's Common Stock on Nasdaq for October 27, 2000, the trading day immediately preceding the end of fiscal 2000) and the exercise price of the options.

Employment Arrangements

    The Company entered into an employment agreement with W. Robert Stover on September 29, 1994 which provided for his continuing employment until he chose to retire or until his death. In addition to base annual compensation, subject to adjustment with the mutual agreement of the parties, the agreement provided that Mr. Stover may be paid bonuses based on the Company's economic circumstances and his extraordinary efforts and contributions. The agreement was amended as of November 2, 1996 to eliminate the death benefits otherwise payable to Mr. Stover's widow or estate upon his death during the employment term and to maintain Mr. Stover's base salary at $250,000 for fiscal 1997. The agreement was amended effective August 14, 1997 to reinstate such death benefits, which provided for the payment of three times Mr. Stover's annual compensation then in effect in equal monthly installments over a four-year period.

    There was no change in Mr. Stover's base salary for fiscal 1998. However, in view of his having voluntarily relinquished the Chief Executive Officer title as of December 31, 1998, the Company entered into a new employment agreement with Mr. Stover effective January 1, 1999 which replaced the amended agreement of August 14, 1997. No consideration was paid to Mr. Stover for his having relinquished the Chief Executive Officer's title. The new agreement contains a renegotiated compensation package for Mr. Stover in his continuing role as Chairman of the Board, including a lesser annual salary of $75,000. Mr. Stover's annual salary was increased to $375,000 effective May 3, 2000 due to his having assumed the position of interim President and Chief Executive Officer.

    Mr. Stover's compensation package otherwise remains the same as under the 1999 agreement and includes payment of office relocation expenses for suitable offsite leased premises, payment of monthly office rent as well as all related leasehold expenses including parking, utilities, janitorial services, and a pro rata share of increases in operating expenses and real estate taxes over calendar year 1999 under a two-year lease for such premises, payment of his executive assistant's annual salary, continued participation by Mr. Stover and his executive assistant in present and future employee benefit plans including group health, life, supplemental life, long-term disability, accidental death and dismemberment insurance, a 401(k) savings plan and a deferred savings plan, and reimbursement for reasonable travel and other business expenses. Due to the expiration of the lease, a search for suitable off-site office quarters is pending and Mr. Stover and his assistant expect to relocate. In the interim, they are temporarily utilizing offices at the Company's corporate headquarters. Mr. Stover is not eligible for a bonus or other incentive compensation under the 1999 agreement or otherwise and he is not entitled to vacation pay. Except with respect to Mr. Stover's salary, the 1999 agreement is of indefinite duration and will continue until he chooses to retire or until his death; however, the contractual obligations relating to compensation of his executive assistant will terminate upon reassignment of the current assistant to other duties or upon termination of Mr. Stover's employment, subject to negotiation of a different arrangement at the discretion of the Compensation Committee of the Board.

    The Company entered into a new employment agreement with Mr. Sodestrom as Chief Financial Officer effective January 1, 2001 with a new annual salary of $235,000 that contains a requirement for six-months' advance notice of termination. Mr. Sodestrom will be eligible for the fiscal 2001 executive bonus plan, when formulated.

    The Company's employment agreements with Mr. Sodestrom and the other Named Officers are at will, and the Company may terminate their employment at any time at the discretion of the Board. However, the Plan Administrator of the 1996 Stock Option Plan/Stock Issuance has authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company's other executive officers, whether granted under that plan or any predecessor plan, in the event their employment were to be terminated within a designated period (whether involuntarily or through a forced resignation) following: (i) an acquisition of the Company by merger or asset sale, or (ii) a hostile takeover of the Company effected through a successful tender offer for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership over a period of 36 consecutive months. Mr. Stover, currently the interim Chief Executive Officer, holds no option shares.

Compensation Committee Interlocks and Insider Participation

    The Board established a Compensation Committee in March 1995. The Compensation Committee currently consists of Messrs. Stover, Sheffield and Samuelson. Messrs. Sheffield and Samuelson are members of the Primary Committee of the Compensation Committee. They and Mr. Stover are members of the Secondary Committee of the Compensation Committee. Except for Mr. Stover, no member of such Committee was at any time during fiscal 2000 or at any other time an officer or employee of the Company.

    No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

    For a description of transactions between the Company and members of the Compensation Committee or their affiliates, see Certain Relationships and Related Transactions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    Before fiscal 2000, the Company had a management services contract with Western Video Images, Inc. ("WVI"), a corporation wholly owned by Mr. Stover, the principal stockholder of the Company. The Company is no longer providing management services to WVI and the Company did not provide any financing to WVI in fiscal 2000. Management fees charged to WVI for fiscal 2000 and fiscal 1999 were zero and $52,000, respectively. The Company provides accounting, tax, legal, administrative and management support and services to WVI for a fee based generally upon the gross sales of WVI, adjusted for actual services rendered.

    In addition, the Company no longer is the lessee of the principal facilities in which WVI operates. The Company subleased the facilities to WVI until October 31, 2000, the termination date of the lease obligation.

    During October 1995, the Company purchased the operations of one of its franchise agents, Michael K. Phippen, now a former President and Chief Executive Officer of the Company, for a total price of $5.9 million. The Company paid $1.5 million in cash and agreed to make installment payments for the balance at an interest rate of 6.50%. Installments of $973,000 in fiscal 1998, $973,000 in fiscal 1997 and $1.5 million in fiscal 1996 were paid and the final installment of $972,000 was paid in fiscal 1999. No installment payments were made in fiscal 2000 and there are no further payment obligations to Mr. Phippen.

    Any future transactions between the Company and its officers, directors, and affiliates will be on terms no less favorable to the Company than can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by a majority of the Company's outside directors or will be consistent with policies approved by such outside directors.

COMPARISON OF STOCKHOLDER RETURN

    The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment dividends) of the Company's Common Stock with the cumulative total returns of the Standard and Poor's 500 Index and peer issuers in the temporary staffing industry (the "Peer Group Index")(1). The graph covers the period from April 30, 1996, the date of the Offering, through the last trading day of fiscal 2000.

    The graph assumes that $100 was invested on April 30, 1996 in the Company's Common Stock and in each index and that all dividends were reinvested. A special cash dividend of $0.30 per share of Common Stock was paid on July 18, 2000 to shareholders of record as of July 5, 2000.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
WESTAFF, S&P 500 INDEX AND PEER GROUP INDEX

	04/30/1996	11/01/1996	10/31/1997	10/30/1998	10/29/1999	10/27/00
S&P 500	100.00	107.58	139.81	167.95	208.34	210.89
Peer Group	100.00	83.62	108.81	80.36	86.56	66.98
Westaff	100.00	89.74	90.93	81.47	80.29	34.52

    The Company's stock was first traded publicly on April 30, 1996. The graph depicts cumulative returns calculated on an annual basis on $100 invested in Westaff stock, the S&P 500 Index and the Peer Group Index comparing Kelly Services Inc., Spherion (formerly Interim Services Inc.), Manpower Inc. and Personnel Group of America Inc. The Peer Group Index in this Proxy Statement contains one change from the Peer Group Index in last year's proxy. The Company removed Olsten Corporation from the Peer Group Index because Olsten Corporation was acquired by another company and is no longer publicly traded.

(1)
Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

WESTAFF, INC.
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS

AUDIT COMMITTEE REPORT

    The Audit Committee was formed on March 9, 1995 in anticipation of the Offering. It consists of three Board members, namely, W. Robert Stover, Jack D. Samuelson and Gilbert L. Sheffield. Mr. Stover is Chairman of the Board, and he has served as interim President and Chief Executive Officer since May 3, 2000, when the Company's then President and Chief Executive Officer, Michael K. Phippen, resigned following the termination of a recapitalization agreement that was a management-led buyout transaction. Mr. Stover plans to serve as interim President and Chief Executive Officer until a suitable successor is hired. He will continue to serve on the Audit Committee until such time as a third independent director is appointed or longer if the Board determines it to be in the best interests of the stockholders.

    Messrs. Samuelson and Sheffield are not officers or employees of the Company. Mr. Samuelson is presently the Chairman of the Audit Committee. The prospective new member of the Audit Committee, Mr. Pedersen, is not an employee of the Company and the Board believes that he satisfies the criteria for committee membership.

    It is the duty of the Audit Committee to review internal financial information, monitor cash flow, budget variances and credit arrangements, review the internal controls and audit program of the company, review with the Company's independent accountants the results of all audits upon their completion, annually select and recommend independent accountants, oversee the quarterly unaudited reporting process and take such other action as may be necessary to assure the adequacy and integrity of all financial information distributed by the Company. The Audit Committee's membership criteria and the duties of the committee are described more fully in its written charter adopted by the Board during fiscal 2000 and made effective as of June 14, 2000, a true and complete copy of which is appended to this Proxy Statement as Appendix A.

    The Audit Committee has reviewed and discussed with management the Company's audited financial statements for the Company's fiscal years ended October 30, 1999 and October 28, 2000, and the committee has discussed with the Company's independent public accountants, Arthur Andersen LLP, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380). The Audit Committee has received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and has discussed with Arthur Andersen LLP their independence. Based on the review and discussions referred to herein, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2000 filed with the United States Securities and Exchange Commission (the "SEC") on January 26, 2001 and appended to Amendment No. One to the Form 10-K filed with the SEC on February 23, 2001.

Fees Paid to Independent Accountants

    Audit Fees.  For the audit of the Company's financial statements for the fiscal year ended October 28, 2000, the Company paid or accrued $178,150 to Arthur Andersen LLP. Fees of Arthur Andersen LLP for reviews of quarterly reports in fiscal 2000 were $22,500.

    Financial Information Systems Design and Implementation Fees.  For the fiscal year ended October 28, 2000, the Company did not pay or accrue any financial information systems design and implementation fees to Arthur Andersen LLP.

    All Other Fees.  For the fiscal year ended October 28, 2000, the Company paid or accrued fees of $112,400 for all other services provided by Arthur Andersen LLP, including domestic and international services. In addition, the Company paid $10,000 in fiscal 2000 for services provided by PricewaterhouseCoopers LLP, its former independent accountants, and the Company expects to be billed for additional fees of $8,100 for services by PricewaterhouseCoopers LLP related to fiscal 2000.

AUDIT COMMITTEE
Jack D. Samuelson, Chairman of Audit Committee
Gilbert L. Sheffield, Member of Audit Committee
W. Robert Stover, Member of Audit Committee

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

    Based solely on the Company's review of such forms and amendments thereto furnished to the Company and written representations from certain reporting persons, the Company believes that all executive officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them with respect to transactions during fiscal 2000, except as follows. The Stover Foundation did not file its initial Form 3 report of beneficial ownership on the December 27, 1999 due date, but did file that report on or about April 14, 2000 under the signature of W. Robert Stover as its Vice President, Treasurer and Director. Mr. Stover as Co-Trustee of the Stover Revocable Trust dated November 16, 1988, as amended, had filed a Form 4 on January 21, 2000 to report the gift to the Stover Foundation that is reflected on the late Form 3 filing. On the relevant dates, Mr. Stover was Chairman of the Board.

FORM 10-K

    The Company filed an Annual Report on Form 10-K, Amendment No. One with the SEC on February 23, 2001 (the "Form 10-K/A"). A copy of the Form 10-K/A will be mailed concurrently with this Proxy Statement to all stockholders entitled to notice of the Annual Meeting. Stockholders may obtain an additional copy of this report, without charge, by writing to Dirk A. Sodestrom, Senior Vice President and Chief Financial Officer, at the Company's executive offices at P. O. Box 9280, 301 Lennon Lane, Walnut Creek, California 94598-2453.

Dated: April 20, 2001

                      THE BOARD OF DIRECTORS OF WESTAFF, INC.

APPENDIX A

CHARTER OF THE AUDIT COMMITTEE

PURPOSE:

    The Audit Committee will make such examinations as are necessary to monitor Westaff, Inc. and its subsidiaries' (the "Company") systems of internal control, corporate financial reporting and its internal and external audits, to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board of Directors improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide to the Board of Directors such additional information and materials as it may deem necessary to make the Board of Directors aware of significant financial matters that require the Board of Directors' attention.

    In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP:

    The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three (3) members of the Board of Directors, each of whom:

  1.
  Will be able to read and understand fundamental financial statements, in accordance with the Nasdaq National Market Audit Committee requirements;

  2.
  At least one of whom will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities; and

  3.
  Will (i) be an independent director; or (ii) if the Board of Directors determines it to be in the best interests of the Company and its stockholders to have one (1) non-independent director, and the Board of Directors discloses the reasons for the determination in the Company's next annual proxy statement, then the Company may appoint one (1) non-independent director to the Audit Committee if the director is not a current employee or officer, or an immediate family member of a current employee or officer.

RESPONSIBILITIES:

    The Audit Committee shall:

  1.
  Review on a continuing basis the adequacy of the Company's system of internal controls;

  2.
  Review on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function;

  3.
  Review the independent auditors' proposed audit scope, approach, and independence;

  4.
  Conduct a post-audit review of the financial statements and audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

  5.
  Review the performance of the independent auditors, who shall be accountable to the Board and the Audit Committee;

  6.
  Recommend the appointment of independent auditors to the Board of Directors;

  7.
  Review fee arrangements with the independent auditors;

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  8.
  Review before release the audited financial statements and Management's Discussion and Analysis in the Company's annual report on Form 10-K;

  9.
  Review before release the unaudited quarterly operating results in the Company's quarterly earnings release;

  10.
  Oversee compliance with the requirements of the Securities and Exchange Commission for disclosure of independent auditor's services and audit committee members and activities;

  11.
  Review management's monitoring of compliance with the Company's Standards of Business Conduct and with the Foreign Corrupt Practices Act;

  12.
  Review, in conjunction with counsel, any legal matters that could have a significant impact on the Company's financial statements;

  13.
  Provide oversight and review of the Company's asset management policies, including an annual review of the Company's investment policies and performance for cash and short-term investments;

  14.
  If necessary, institute special investigations and, if appropriate, hire special counsel or experts to assist;

  15.
  Review related party transactions for potential conflicts of interest;

  16.
  Provide a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulations S-K and S-B and Item 7(e)(3) of Schedule 14A; and

  17.
  Perform other oversight functions as requested by the full Board of Directors.

    In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it, and will report, at least annually, to the Board regarding the Committee's examinations and recommendations.

MEETINGS:

    The Audit Committee will meet at least two times each year. The Audit Committee may establish its own schedule which it will provide to the Board of Directors in advance.

    The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to review the independent auditor's examination and management report.

MINUTES:

    The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

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WESTAFF, INC.
PROXY

    The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated April 20, 2001 in connection with the 2001 Annual Meeting of stockholders to be held at 10:00 a.m. on May 23, 2001 at the Company's administrative offices, 220 N. Wiget Lane, Walnut Creek, California, and hereby appoints W. Robert Stover and Robin A. Herman, and each of them, (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each to vote all shares of the Common Stock of WESTAFF, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2001 Annual Meeting of stockholders, and at any adjournment or adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS AND FOR ANY OTHER MATTER OR MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION, SIMPLY SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.

/x/	Please mark your votes as in this example using dark ink only.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

		FOR the nominees listed at right (except as indicated)	WITHHOLD AUTHORITY to vote for the nominees listed at right	Nominees:
1.	ELECTION OF DIRECTORS:	/ /	/ /	Joan C. Stover Dwight S. Pedersen
(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.)
2.	PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR FISCAL 2001	FOR / /	AGAINST / /	ABSTAIN / /
PLEASE SIGN, DATE AND MAIL THIS PROXY IMMEDIATELY.
Signature	Signature	Date

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

QuickLinks

PROXY STATEMENT TABLE OF CONTENTS
MATTERS TO BE CONSIDERED AT ANNUAL MEETING
PROPOSAL ONE—ELECTION OF CLASS II DIRECTORS
The Board of Directors Recommends that the Stockholders Vote FOR the Election of Mrs. Stover and Mr. Pedersen as Class II Directors of the Company.
PROPOSAL TWO—RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
The Board of Directors Recommends that the Stockholders Vote FOR the Ratification of the Selection of Arthur Andersen LLP to Serve as the Company's Independent Public Accountants for Fiscal 2001.
OTHER MATTERS
OWNERSHIP OF SECURITIES
WESTAFF, INC. COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS EXECUTIVE COMPENSATION REPORT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.
COMPARISON OF STOCKHOLDER RETURN
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG WESTAFF, S&P 500 INDEX AND PEER GROUP INDEX
WESTAFF, INC. AUDIT COMMITTEE OF THE BOARD OF DIRECTORS AUDIT COMMITTEE REPORT
COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934
FORM 10-K
CHARTER OF THE AUDIT COMMITTEE